Exhibit 13.2
Longtop Financial Technologies Limited
CERTIFICATION
PURSUANT TO RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934
In connection with the Annual Report of Longtop Financial Technologies Limited (the “Company”) on Form 20-F for the year ended March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Derek Palaschuk, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Company as of March 31, 2010 and results of operations of the Company for the year ended March 31, 2010.

/s/ Derek Palaschuk Name: Derek Palaschuk
Title: Chief Financial Officer
Date: July 16, 2010